UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2011

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida

(State or Other Jurisdiction

of Incorporation)

1-14260	65-0043078
(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On September 19, 2011, The GEO Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement dated September 19, 2011 (the “Prospectus Supplement”) to its prospectus dated September 13, 2011, which was included in its automatic shelf registration statement on Form S-3 (No. 333-176819) ( the “Registration Statement”). The Prospectus Supplement relates to the offer and sale of 45,000 shares of the Company’s common stock, par value $0.01 per share, held by Cornell Companies, Inc., the Company’s wholly-owned subsidiary. The shares are being sold through Wells Fargo Advisors, LLC, acting in its capacity as a broker-dealer under a non-discretionary, existing written trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which Cornell has contracted with Wells Fargo to sell outstanding shares of the Company’s common stock at prevailing market prices on a periodic basis pursuant to parameters established at the time of the creation of the plan and without further direction from Cornell.

The Company is filing the opinion of its counsel, Akerman Senterfitt, as Exhibit 5.1 hereto, regarding the legality of the shares of common stock covered by the Prospectus Supplement. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement and the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Akerman Senterfitt regarding the legality of the shares offered.

23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

September 20, 2011	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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